                                 MOTOROLA, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                           NINE MONTHS ENDED         YEARS ENDED DECEMBER 31,
                                          -------------------   ----------------------------------
                                          SEPT. 30,   OCT. 1,
(In Millions)                               1995       1994      1994    1993    1992   1991  1990
                                          ---------   -------   ------  ------  ------  ----  ----
Pretax income (1)                          $2,120      $1,673   $2,447  $1,481  $  809  $614  $665

Capitalized interest                            0           0        0    --        (1)   (4)   (7)

Fixed charges (as calculated below)           217         205      277     254     269   241   237
                                           ------      ------   ------  ------  ------  ----  ----
Earnings (2)                               $2,337      $1,878   $2,724  $1,735  $1,077  $851  $895
                                           ------      ------   ------  ------  ------  ----  ----
                                           ------      ------   ------  ------  ------  ----  ----

Fixed charges:

Interest expense                           $  168      $  166   $  215  $  203  $  219  $194  $193

Rent expense interest factor                   49          39       62      51      50    47    44
                                           ------      ------   ------  ------  ------  ----  ----
Total fixed charges (3)                    $  217      $  205   $  277  $  254  $  269  $241  $237
                                           ------      ------   ------  ------  ------  ----  ----
                                           ------      ------   ------  ------  ------  ----  ----

Ratio of earnings to fixed charges           10.8         9.2      9.8     6.8     4.0   3.5   3.8
                                           ------      ------   ------  ------  ------  ----  ----
                                           ------      ------   ------  ------  ------  ----  ----

(1) After adjustments required by Item 503 (d)(3)(ii), (iii) and (iv) of SEC Regulation S-K.

(2)  As defined in Item 503 (d)(3) of SEC Regulation S-K.

(3)  As defined in Item 503 (d)(4)(i) of SEC Regulation S-K.